UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2022

PIXELWORKS, INC.
(Exact name of registrant as specified in its charter)

Oregon	000-30269	91-1761992
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16760 SW Upper Boones Ferry Rd., Suite 101
Portland, OR 97224
(503) 601-4545
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PXLW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01     Entry into a Definitive Material Agreement

On March 24, 2022, Pixelworks, Inc. (the “Company”) and its subsidiary, Pixelworks Semiconductor Technology (Shanghai) Co., Ltd. (“PWSH”), entered into a Supplemental Agreement to Capital Increase Agreement (the “Supplemental Agreement”) with certain private equity and strategic investors based in China (Shanghai MTM Equity Investment Fund Partnership (L.P.), Qingdao MTM Venture Capital Partnership (L.P.), Hangzhou Canaan Creative Information Technology Limited, VeriSilicon Microelectronics (Shanghai) Co., Ltd, and Beijing E-town Changhou Display Chip Venture Capital Center (a limited partnership affiliated with Chipone Technology)) (collectively, the “Investors”) and certain entities which collectively are owned by approximately 75% of the employees of PWSH and its subsidiaries (Ting Xin Lan (Shanghai) Management Consulting Partnership, Xuan Xin Miao (Shanghai) Management Consulting Partnership, Yi Xin Ran (Shanghai) Management Consulting Partnership, and Chunhe Hong Kong Limited)(collectively, the “ESOP”)(none of the employees are a named executive officer of the Company)(all such parties to the Supplemental Agreement, the “Parties”). The effective date of the Supplemental Agreement is November 30, 2021, the base date that PWSH intends to use for its planned conversion into a joint stock company.
The Supplemental Agreement revises the original Capital Increase Agreement entered into between the Parties on August 6, 2021. The Supplemental Agreement, among other things, deletes the interest that was to accrue on the redemption obligation* of affiliated entities of PWSH, and adds a provision that will suspend the redemption obligation on the date PWSH files its initial public offering listing documents pending the approval of such documents by the applicable authorities. The suspension ends if PWSH withdraws the listing application or such application is finally rejected, at which point the redemption obligation will once again become effective with a deadline of the later of the date of the withdrawal/rejection and June 30, 2024.
In connection with the Supplemental Agreement, on March 24, 2022, the Parties entered into a Side Letter to Capital Increase Agreement (“Side Letter”) with an effective date of November 30, 2021 which provides that, in the event of a change in control of the Company, the Company shall ensure that the definitive agreement related to such transaction includes a post-closing repurchase covenant that requires the successor entity in such transaction to repurchase all of PWSH’s equity held by the Investors at the original subscription price plus 20% upon the request of the Investors within 60 days after the change in control, or if PWSH fails to consummate its initial public offering by June 30, 2024, because the Company decides against pursuing the offering. If PWSH continues to diligently pursue the application but the initial public offering still fails to launch by June 30, 2024, the redemption obligation of the Supplemental Agreement would instead apply. The Side Letter terminates on the launch date of PWSH’s initial public offering.
The foregoing description of the Supplemental Agreement and Side Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Supplemental Agreement and Side Letter, which are attached to this report as Exhibit 10.1 and Exhibit 10.2, respectively, and each of which is incorporated herein by reference.
* The Supplemental Agreement does not delete the obligation of the Company to purchase the ESOP interests from the employee-participants of the ESOP if PWSH fails to launch its initial public offering by December 31, 2024, for a price equal to the initial purchase price paid by the purchaser plus annual simple interest of 5%.

Item 9.01    Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description
10.1	Supplemental Agreement to Capital Increase Agreement dated as of March 24, 2022 between the Company and the other parties named therein.
10.2	Side Letter to Capital Increase Agreement dated as of March 24, 2022 between the Company and the other parties named therein.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIXELWORKS, INC.
(Registrant)

Dated:	March 28, 2022	/s/ Haley F. Aman
Haley F. Aman Chief Financial Officer